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                                                                  Exhibit 10.17


                            EXECUTIVE MANAGEMENT AGREEMENT

         This Agreement is made and entered into as of the 1st day of November, 1997 by and between International Logistics Limited, a Delaware corporation (the "Company), TCW Special Credits Fund V - The Principal Fund ("TCW") and Oaktree Capital Management, LLC ("Oaktree," and together with TCW, the "Oaktree Entities"). Capitalized terms, not defined herein, shall have the meaning ascribed to them in the Third Amended and Restated Stockholders Agreement dated as of September 30, 1997 by and among the Company and each of the Holders listed on Exhibit A thereto.

                                 W I T N E S S E T H:

         WHEREAS, the Company desires to enter into a management agreement with the Oaktree Entities for the provision of executive management services.

         WHEREAS, the Oaktree Entities are willing and able to provide the Company with executive management services.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
SECTION 1          SERVICES

         A. The Company hereby retains the Oaktree Entities to provide the Company with executive management services as provided herein. Such services shall include consultation, advice and direct management assistance to the Company with



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respect to operations, strategic planning, financing and other aspects of the
business of the Company.   The Oaktree Entities shall devote such time as is
reasonably necessary to provide such services.


         B. The Oaktree Entities accept the appointment provided in Section 1.A above and agree to provide executive management services to the Company in accordance with the terms hereof.

SECTION 2          CONSIDERATION

         A. Base Fee. In consideration of the executive management services to be provided by the Oaktree Entities to the Company, and provided there exists no continuing or uncured material event of default under the material terms of indebtedness of the Company or any of its Subsidiaries, the Company shall pay and the Oaktree Entities shall be entitled to receive a management fee of $350,000 per year, which shall be payable in arrears on a pro rata basis upon the completion of each fiscal quarter of the Company (the "Base Fee"). The Base Fee shall be allocated as follows: (i) 53.7%, or $187,950 per year, to TCW and
(ii) 46.3%, or $162,050 per year, to Oaktree. The Base Fee shall be paid by wire transfer of immediately available funds, to such account or accounts as shall be designated from time to time by the Oaktree Entities. All payments with respect to the Base Fee by the Company shall be subject to applicable restrictions contained in the Company's and its Subsidiaries' debt and equity financing agreements. If any




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such restrictions prohibit any payments with respect to the Base Fee hereunder which the Company is otherwise obligated to make, the Company shall make such payments as soon as it is permitted to do so under such restrictions.

         B. Expenses. In addition to the Base Fee, the Oaktree Entities shall also be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by the Oaktree Entities or their personnel in connection with the performance of the Oaktree Entities' duties hereunder, which amounts shall be so reimbursed when invoices with respect thereto are submitted by the Oaktree Entities to the Company.

SECTION 3          TERM

         A. This Agreement shall take effect as of the date first above written and shall continue until automatically terminated by the first to occur of (i) a Qualified Public Offering; (ii) an OCM Entity Purchase Default; (iii) an OCM Entity Funding Default; or (iv) Termination of the Agreement by the Board as a result of criminal misconduct or fraud by the Oaktree Entities. Unless terminated as set forth in clauses (i) through (iv) above, this Agreement shall take effect from the date hereof and shall remain in effect until May 2, 2000. This Agreement shall thereafter be renewed, subject to approval by the Board, for successive annual periods unless the Company or the Oaktree Entities terminates this Agreement by 90 days' notice to the other party prior to the commencement of a renewal period.


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SECTION 4          MISCELLANEOUS

         A. Any notice required or desired to be given hereunder shall be in writing and shall be personally served or shall be deemed given three business days after deposit in the United States mail, registered or certified, postage and fee prepaid, and addressed as follows:

         If to the Company:

              International Logistics Limited
              330 South Mannheim Road, Suite 200
              Hillside, IL  60162
              Attention:  Roger E. Payton

         If to the Oaktree Entities:

              TCW Special Credits Fund V - The Principal Fund
              c/o Oaktree Capital Management, LLC
              550 South Hope Street, 22nd Floor
              Los Angeles, CA 90071
              Attention:  Vincent J. Cebula

              Oaktree Capital Managemnet, LLC
              550 South Hope Street, 22nd Floor
              Los Angeles, CA  90071
              Attention:  Vincent J. Cebula

         B. This Agreement shall be binding upon the successors and assigns of the parties hereto, including but not limited to any corporation or other entity into which the Company is merged, liquidated or otherwise combined, unless the Company shall be sold in its entirety.

         C. This Agreement shall not be amended except by a written instrument executed by the parties.

         D. This Agreement is made under and shall be construed in accordance with the laws of the State of California.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                                  INTERNATIONAL LOGISTICS LIMITED


                                  By: /s/ ROGER E. PAYTON
                                     --------------------------------------
                                      Roger E. Payton
                                      President and Chief Executive Officer


                                  TCW SPECIAL CREDITS FUND V - THE
                                  PRINCIPAL FUND


                                  By:  TCW ASSET MANAGEMENT COMPANY
                                       Its General Partner


                                  By:  /s/ STEPHEN J. KAPLAN
                                     -------------------------------
                                       Stephen J. Kaplan
                                       Autorized Signatory


                                  By:  /s/ VINCENT J. CEBULA
                                     -------------------------------
                                       Vincent J. Cebula
                                       Authorized Signatory


                                  OAKTREE CAPITAL MANAGEMENT, LLC


                                  By:  /s/ STEPHEN A. KAPLAN
                                     -------------------------------
                                       Stephen A. Kaplan
                                       Principal


                                  By:  /s/ VINCENT J. CEBULA
                                     -------------------------------
                                       Vincent J. Cebula
                                       Managing Director




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